Exhibit 23.2

Consent of Ernst & Young Ltd, Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2010, with respect to the consolidated financial statements of Nitec Pharma AG included in the Registration Statement on Form S-1, as amended (File No. 333-168504) of Horizon Pharma, Inc. filed with the Securities and Exchange Commission on July 11, 2011.

Ernst & Young Ltd

/s/ Jürg Zürcher	/s/ Jörg Schmidt
Jürg Zürcher	Jörg Schmidt
Partner	Senior Manager

Basel, Switzerland

July 28, 2011